Exhibit 10.6


                     CONVERTIBLE REVOLVING CREDIT AGREEMENT

$750,000                                                        January 31, 2002

Quick-Med Technologies, Inc., a Delaware corporation ("QMT"), promises to pay to Michael Granito ("Lender") or order, at 30 East 37th Street, New York, New York 10016 or such other address as may be designated by Lender in writing from time to time such sum that has been advanced to QMT by Lender (the "Principal Amount"), plus interest thereon at the rate hereafter set forth. This Agreement supercedes and shall govern the $565,000 Principal Amount currently owed to Lender by QMT.

1. Lender agrees to make up to $750,000 available to QMT on QMT's demand. In order to borrow under this Agreement, QMT shall give Lender at least five business days' written notice of the desired borrowing amount.

2. Interest shall accrue on the unpaid Principal Amount of this Agreement from the date hereof until the Principal Amount is repaid in full, at an interest rate equal to six percent (6%) per annum. All computations of the interest rate hereunder shall be made on the basis of a year of 365 days on the actual number of days (including the first day but excluding the last day) any Principal Amount is outstanding.

3. The Principal Amount and all interest thereon shall be paid to Lender on or before December 31, 2002 (the "Maturity Date") or at such other time and manner as the parties hereto agree, in writing.

4. If the Principal Amount is not repaid at the Maturity Date, Lender shall have the option to convert the Principal Amount, together with accrued but unpaid interest, at any time or from time to time, in whole or in part, into QMT Common Stock at a rate equal to $1.00 per share, subject to adjustment in the case of stock splits and other recapitalizations.

5. Lender shall keep a record of the amount and the date of the making of each advance pursuant to this Agreement and each payment of principal with respect thereto by endorsing such information on the schedule annexed hereto and made a part hereof. Lender shall promptly provide to QMT a copy of each newly endorsed modification to the schedule.

6. Both principal and interest are payable in lawful money of the United States of America to the account of Lender by wire transfer of same day funds to the account of Lender at such banking institution as Lender designates or, if requested by Lender, by certified or bank cashier's check payable to Lender mailed to Lender at the address of Lender as set forth on the records of QMT or such other address as shall be designated in writing by Lender to QMT.

7. If any of the following conditions or events ("Events of Default") shall occur (whether voluntary or involuntary or arising by operation of law or otherwise):

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     (a)  QMT shall default in the payment of any principal or interest under this Agreement, or any note given in connection with the transaction contemplated hereby;

     (b) QMT (i) files, or consents by answer (or failure to contest) or otherwise to the filing against it of, a petition for relief or reorganization or arrangement of any other petition in bankruptcy, for liquidation or dissolution or to take advantage of any present or future bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) seek or consent to the appointment of a custodian, receiver, trustee, liquidator or other officer with similar powers of itself or of any substantial part of its property, (iv) be adjudicated a bankrupt or an insolvent or be liquidated or dissolved, or (v) take corporate action for the purpose of any of the foregoing; then, the unpaid principal amount of this Agreement, together with the interest accrued thereon as well as any unpaid principal and accrued interest on any note given in connection herewith and shall automatically become and be due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by QMT.

8. If any Event of Default shall have occurred and be continuing for a period of twenty (20) days, the Lender may proceed to protect and enforce the rights available to it either by an action at law, suit in equity or both, whether for the specific performance of any agreement contained in this Agreement, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. QMT will pay the Lender all such further amounts to cover the cost and expenses of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

9. QMT hereby (i) agrees to perform and comply with each of the terms, covenants and provisions contained in this Agreement, (ii) waives presentment and demand for payment, notice of dishonor, protest and notice of protest, and (iii) agrees to pay all of Lender costs of collection when incurred, including reasonable attorneys' fees and expenses.

10. This Agreement is subject to the express condition that at no time shall QMT be obligated or required to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which QMT is permitted by law to contract or agree to pay. If by the terms of this Agreement QMT is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the interest rate due hereunder shall be immediately reduced to such maximum rate and interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance.

11. The amounts due under or pursuant to this Agreement may be prepaid in whole or in part without penalty or premium.

12. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

13. QMT represents that the obligations and debt referred to in this Agreement are valid, binding and enforceable against it.

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14.  This Agreement shall be governed by and construed under the laws of the
     State of Florida.

     QMT and Lender have duly executed this Revolving Credit Agreement on the day and year set forth above.

Quick-Med Technologies, Inc.



By: /s/ David S. Lerner                       /s/ Michael Granito
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David Lerner, President                       Michael Granito



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                        LOANS AND REPAYMENT OF PRINCIPAL


Date      Amount of Loan      Amount of Principal Repaid      Notation Made By
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